UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

BLINK LOGIC INC.

(Exact name of registrant as specified in its charter)

Nevada	001-05996	91-0835748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lindaro Street, Suite 350, San Rafael, CA 94901

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (415) 721-0452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

10% Secured Promissory Notes

On March 23, 2009, Blink Logic Inc., a Nevada corporation (the “Company”) issued and sold $560,000 of its 10% Secured Promissory Notes due June 30, 2009 (the “Notes”) for cash proceeds of $560,000 to accredited investors (the “Purchasers”) in a private placement.

The Notes are due on June 30, 2009.  The conversion price of the Notes is $0.19 per share.  The Notes bear interest at the rate of 10% per annum payable on June 30, 2009 unless the interest is due on an earlier date in accordance with the terms of the Notes.

The Notes are a further advance under the terms of a security agreement dated October 31, 2008 between the Company and Enable Growth Partners LP (the “Security Agreement”) and are secured by the security interest granted under the Security Agreement.

Events of default under the Notes include but are not limited to the following:

•

if the Company does not pay the principal amount or interest due on the Notes;

•

if the Company or any of its subsidiaries fails to observe or perform any obligation or breaches any term or provision under the Notes;

•

if the Company or any of its subsidiaries defaults on any of its obligations under any other indebtedness owing to the Purchasers or other parties;

•

if the Company or a significant subsidiary files for bankruptcy; or

•

if the Company is a party to a change of control transaction or if it disposes of in excess of 33% of its assets.

If an event of default occurs, the outstanding principal amount of the Notes, plus interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash.  Commencing five days after the occurrence of any event of default that results in the eventual acceleration of the Notes, the interest rate on the Notes shall accrue at a rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The holders of the Notes shall not have the right to convert the Notes and accrued interest, to the extent that after giving effect to such conversion, such holder would beneficially own in excess of 4.99% of the shares of the Company’s common stock immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”).  The holders, upon 61 days written notice to the Company, may increase the Beneficial Ownership Limitation provided that it does not exceed 9.99% of the Company’s common stock.

As consideration for an agreement by the Purchasers of the Notes to waive certain anti-dilution provisions on $7,403,000 of debentures (the “Debentures”) and 10,346,876 warrants (the “Warrants”) previously issued to the Purchasers of the Notes that would have had the effect of reducing the conversion price on the Debentures from $0.20 per share to $0.19 per share and the exercise price on the Warrants from $0.20 to $0.19 per share, the Company agreed to exchange all of the Warrants, from time to time, for a total of 10,346,876 shares of common stock of the Company.  The exchange of the Warrants for shares of common stock of the Company is subject to the Beneficial Ownership Limitation provisions described above.  The shares of common stock issuable upon exchange of the Warrants shall not be subject to any restrictions on resale pursuant to Rule 144.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investor was an accredited investor and/or qualified institutional buyers, the investor had access to information about us and their investment, the investor took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Letter Agreements dated March 24, 2009

As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 22, 2008, the Company issued and sold debentures having a total principal amount of $522,200 due August 20, 2010 (the “August Debentures”) to Crescent International Inc. and Doug and Ellie Chappelear (the “Holders”) in a private placement.  In addition, the Holders also received warrants to purchase 372,999 shares of the Company’s common stock (the “August Warrants”).

Pursuant to Letter Agreements dated March 24, 2009, by and between the Company and the Holders, the definition of Monthly Redemption Amount in Section 1 in the August Debentures has been revised for each Holder.  In addition, the definition of Monthly Redemption Date in Section 1 of the August Debentures has been amended and restated as follows: “Monthly Redemption Date” means October 19, 2009, and the 19th calendar day of each month thereafter, and terminating upon the full redemption of this Debenture.”

As consideration for the amendment to the Monthly Redemption Amount and the Monthly Redemption Date described above and an agreement by the Holders of the August Debentures to waive certain anti-dilution provisions in the August Debentures and the August Warrants as a result of the issuance of the Notes that would have had the effect of reducing the conversion price on the August Debentures from $0.20 per share to $0.19 per share and the exercise price on the August Warrants from $0.20 to $0.19 per share, the Company agreed to exchange all of the August Warrants, from time to time, for a total of 372,999 shares of common stock of the Company.  The exchange of the August Warrants for shares of common stock of the Company is subject to the Beneficial Ownership Limitation provisions described above.  The shares of common stock issuable upon exchange of the August Warrants shall not be subject to any restrictions on resale pursuant to Rule 144.

Copies of the Notes and Letter Agreements are filed as exhibits to this Current Report on Form 8-K.  The summary of the Notes and Letter Agreements set forth above is qualified by reference to such exhibits.

ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above.

ITEM 3.02        UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(d)                       Exhibits

10.1  -  10% Secured Promissory Note dated March 23, 2009 payable to Enable Growth Partners LP

10.2  -  10% Secured Promissory Note dated March 23, 2009 payable to Enable Opportunity Partners LP

10.3  -  10% Secured Promissory Note dated March 23, 2009 payable to Pierce Diversified Strategy Master Fund LP

10.4  -  Letter Agreement dated March 24, 2009 by and among Blink Logic Inc. and Doug and Ellie Chappelear

10.5  -  Letter Agreement dated March 24, 2009 by and among Blink Logic Inc. and Crescent International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 25, 2009

BLINK LOGIC INC.

(Registrant)

By:.  /s/ L. R. Bruce

L.R. Bruce

Chief Financial Officer

EXHIBIT LIST

10.1  -  10% Secured Promissory Note dated March 23, 2009 payable to Enable Growth Partners LP

10.2  -  10% Secured Promissory Note dated March 23, 2009 payable to Enable Opportunity Partners LP

10.3  -  10% Secured Promissory Note dated March 23, 2009 payable to Pierce Diversified Strategy Master Fund LP

10.4  -  Letter Agreement dated March 24, 2009 by and among Blink Logic Inc. and Doug and Ellie Chappelear

10.5  -  Letter Agreement dated March 24, 2009 by and among Blink Logic Inc. and Crescent International Inc.

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